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                                                       EXHIBIT 16.1 TO FORM 8-K



January 7, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 9, 1998, of Access Health, Inc. and are in agreement with the statements contained in paragraphs (a)(i) through
(a)(iii) inclusive, and (a)(v) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                              ERNST & YOUNG LLP